UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



      Date of report (Date of earliest event reported):  July 11, 2008



                       JONES LANG LASALLE INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



      Maryland                      001-13145                 36-4150422
------------------------      --------------------           ---------------
(State or other juris-        (Commission File               (IRS Employer
diction of incorporation)     Number)                        Identification
                                                             No.)



     200 East Randolph Drive, Chicago, IL                       60601
     ------------------------------------                    ----------
    (Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code:         (312) 782-5800



                               Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))






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SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On July 11, 2008, Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), completed the acquisition of Staubach Holdings, Inc., a Texas corporation ("Staubach"), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2008, by and among the Company, Jones Lang LaSalle Tenant Representation, Inc., a Texas corporation and an indirect, wholly-owned subsidiary of the Company ("Merger Sub") and Staubach (the "Merger Agreement").

      Pursuant to the Merger Agreement, Staubach was merged (the "Merger") with and into Merger Sub, with Staubach continuing after the Merger as an indirect, wholly-owned subsidiary of the Company. The total aggregate consideration payable pursuant to the Merger Agreement, assuming full payment of all future payments, is approximately $727 million. At the closing, the Company paid approximately $123 million in cash, as adjusted for Staubach's net liabilities, and $100 million (or approximately
1,668,892 shares) in shares of the Company's common stock.   The number of
shares of Company's common stock payable pursuant to the Merger Agreement will be subject to adjustment if on the trading day prior to the date that the registration statement required to be filed by the Company after the closing of the Merger becomes effective, the average trading price of the Company's common stock for the five consecutive trading days ending on (and including) such date (the "Adjustment Trading Price") is either greater than $65.91 or less than $44.94 the closing trading price. If the Adjustment Trading Price is greater than 110% of the closing trading price, the number of shares of the Company's common stock issued pursuant to the Merger Agreement will be equal to $110 million divided by the Adjustment Trading Price. If the Adjustment Trading Price is less than the closing trading price, the number of shares of the Company's common stock issued pursuant to the Merger Agreement will equal to $100 million divided by the Adjustment Trading Price; provided, however, in the event that the Adjustment Trading Price is less than 75% of the Closing Trading Price (the "Floor Price"), the Adjustment Trading Price will be equal to the Floor Price.

      The Merger Agreement also provides for the payment of the following "Deferred Payments" payable in cash: (i) on the first business day of the 25th month following the closing (or the 37th month if certain revenue targets are not met), approximately $78 million; (ii) on the first day of the 37th month following the closing (or the 49th month if certain revenue targets are not met), approximately $156 million; and (iii) on the first day of the 61st month following the closing, approximately $156 million. Staubach shareholders will also be entitled to receive an "Earnout Payment" of up to approximately $114 million, payable on a sliding scale if certain thresholds are met with respect to the tenant representation business for the earnout periods ended December 31, 2010, 2011 and 2012. Subject to the full satisfaction of Staubach's closing GAAP liabilities, for a period of three years following the closing, Staubach shareholders will receive amounts collected with respect to Staubach's pre-closing accounts receivable (the "Receivables Payments," and together with the Deferred Payments and Earnout Payment, the "Future Payments").

      The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.











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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of businesses acquired.

            The financial statements of Staubach will be filed by amendment to this report no later than September 26, 2008.

      (b)   Pro forma financial information.

            The pro forma financial information for the acquisition of Staubach will be filed by amendment to this report no later than September 26, 2008.

      (d)   Exhibits.

            Exhibit
            Number      Description
            -------     -----------

              2.1 Agreement and Plan of Merger, dated June 16, 2008, by and among Jones Lang LaSalle Incorporated, Jones Lang LaSalle Tenant Representation, Inc.
                        and Staubach Holdings, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2008)










































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


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 16, 2008           JONES LANG LASALLE INCORPORATED


                              By:   /s/ Joseph J. Romenesko
                                    ------------------------------
                                    Name:   Joseph J. Romenesko
                                    Title:  Treasurer






















































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


                                EXHIBIT INDEX
                                -------------


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

 2.1 Agreement and Plan of Merger, dated June 16, 2008, by and among Jones Lang LaSalle Incorporated, Jones Lang LaSalle Tenant Representation, Inc. and Staubach Holdings, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2008)
























































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